EXHIBIT 10.53
WAIVER AND AMENDMENT AGREEMENT
     THIS WAIVER AND AMENDMENT AGREEMENT (“Agreement”) dated as of February 7, 2008, by and between ProxyMed, Inc., a Florida corporation doing business as MedAvant (“Parent”), ProxyMed Transaction Services, Inc. (f/k/a MedUnite, Inc.), a Delaware corporation (“PTS”), ProxyMed Lab Services LLC (f/k/a Key Communications Service, Inc.), a Delaware limited liability company ) (“PLS” and together with Parent and PTS, the “Companies” and each, a “Company”), LV Administrative Services, Inc., as administrative and collateral agent (“Agent”) on behalf of Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”).
BACKGROUND
     The Companies and Laurus are parties to a Security and Purchase Agreement, dated as of December 6, 2005 (as amended, modified, restated or supplemented from time to time, the “Security Agreement”) pursuant to which Lender provides the Companies with certain financial accommodations.
     There are various Events of Default that may now exist under the Security Agreement and the Ancillary Agreements referred to therein (as amended, modified, restated or supplemented from time to time, collectively, the “Documents”) as listed on Exhibit A annexed hereto (“Designated Defaults”) by reason of which Laurus has no obligation to make any additional Revolving Loans and Laurus has the full legal right to exercise its rights and remedies under the Security Agreement. The Companies have requested that Laurus waive the Designated Defaults and that Laurus continue to make Revolving Loans to the Companies. Laurus is prepared to waive the Designated Defaults and continue to make Revolving Loans to the Companies on the terms and conditions set forth below.
AGREEMENT
     In consideration of the foregoing and of the mutual promises and covenants herein contained, it is agreed:
     1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Security Agreement.
     2. Acknowledgement. Each Company acknowledges that the Designated Defaults have occurred and exist as of the date hereof, that any and all cure periods set forth in the Documents have expired, and each Company is unconditionally obligated to pay, jointly and severally, all of its liabilities to Laurus including all Obligations, all without defense, setoff or counterclaim of any kind or nature whatsoever.
     3. Outstanding Obligations. Each Company hereby affirms and acknowledges that (i) as of February 4, 2008, there is presently outstanding loans and advances in the aggregate principal amount of $4,059,115.70, together with accrued interest thereon and costs and expenses
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(collectively, the “Amount”) and (ii) the Amount is a valid obligation of the Companies and is due and owing without defense, claim, setoff or counterclaim of any kind or nature whatsoever.
     4. Waiver. Agent, on behalf of Laurus, hereby waives the Designated Defaults.
     5. Covenants of the Companies. From and after the date hereof through and including the date upon which all Obligations owing to Laurus and its affiliates by the Companies shall have been paid in full, unless otherwise waived, the Companies shall:
          (a) Companies covenant and agree to continue to retain a workout consulting firm selected by Companies and acceptable to Laurus (the “Consultant”). Companies shall fully cooperate with the Consultant and shall authorize the Consultant to provide such information and reports from time to time with respect to Companies and its financial condition, business, assets, liabilities and prospects, as Laurus shall from time to time request. All fees and expenses of the Consultant shall be solely the responsibility of Companies and in no event shall Laurus have any liability or responsibility for the payment of any such fees or expenses, nor shall Laurus have any obligation or liability to Companies or any other person by reason of any acts or omissions of the Consultant.
     6. Amendments to Security Agreement. Subject to the conditions precedent set forth in Section 18 hereof, the Security Agreement is hereby amended as follows:
          (a) The Security Agreement is hereby amended by inserting the following new Section 2(a)(vii) immediately following existing Section 2(a)(vi):
     “(vii) During the period from February 29, 2008 through April 30, 2008, at the time of each requested borrowing by the Companies, but no less frequently than weekly the Companies shall submit a report, reasonably satisfactory in form and substance to Laurus’ (each, a “Cumulative Transaction Report”) stating that (1) the Companies’ “cumulative transactions” and “cumulative cash receipts” for the period commencing on February 7, 2008 through the date immediately prior to the submission of the applicable Cumulative Transaction Report are no more than five percent (5%) less than the projected targets for such “cumulative transactions” and “cumulative cash receipts” set forth in the Approved Budget; and (2) estimated “revenues” (which such estimates shall be made by the Company in good faith), for the period commencing on February 7, 2008 through the date immediately prior to the submission of the applicable Cumulative Transaction Report are no more than fifteen percent (15%) less than the projected targets for such “revenues set forth in the Approved Budget; (3) on the first business day of each month on and after the date hereof, that the Companies’ actual :revenues” for the prior month period on a cumulative basis are no more than 5% less than the projected targets for such “revenues” set forth in the Approved Budget. The failure of the Companies to comply with any of clauses (1), (2) or (3) above shall result in a “Budget Violation” which shall reduce the applicable Formula Amount as further described in the definition of “Formula Amount.”
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          (b) The definitions of “Formula Amount,” “Maximum Availability Amount” and “Revolving Loan Term” appearing in Annex A to the Security Agreement are hereby deleted in their entirety and the following new definitions are inserted in lieu thereof:
     “‘Formula Amount’ means, subject to Section 2(a)(vii) of the Agreement, (i) for the period commencing on February 7, 2008 through and including February 29, 2008, $5,200,000, (ii) for the period commencing on March 1, 2008 through and including March 15, 2008, $5,700,000 and (iii) for the period commencing on March 16, 2008 through and including the expiration of the Revolving Loan Term, $6,200,000; provided that, notwithstanding the foregoing, in the event that a Budget Violation has occurred and is continuing, the Formula Amount shall remain at or be reset to $5,200,000, as applicable, through expiration of the Revolving Loan Term.”
     “‘Maximum Availability Amount’ means $6,200,000.”
     “‘Revolving Loan Term’ means the Closing Date through the close of business on April 30, 2008.”
          (c) The following definition of “Approved Budget” is hereby added to Annex A to the Security Agreement in the appropriate alphabetical order.
     “‘Approved Budget’ means the Companies’ budget for the period ending on April 30, 2008 attached hereto as Exhibit D.”
          (d) The Security Agreement is hereby amended by attaching the “Approved Budget” set forth in Exhibit B hereto to the Security Agreement as new Exhibit D.
     7. Amendments to Revolving Note. Subject to the conditions precedent set forth in Section 18 hereof, the Revolving Note is hereby amended as follows:
          (a) Section 1.1 of the Revolving Note is hereby amended by deleting said Section 1.1 in its entirety and inserting the following new Section 1.1 in lieu thereof:
     “1.1 Contract Rate. Subject to Section 2.2, interest payable on the outstanding principal amount of this Note (the “Principal Amount”) shall accrue at a rate per annum equal to the Contract Rate (as hereafter defined). Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on March 1, 2008 on the first business day of each consecutive calendar month thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise. For purposes hereof, the term “Contract Rate” shall mean a fixed rate of twelve per cent (12%) per annum.
     8. Early Termination Payment. In connection with the reduction of the Maximum Availability Amount from $18,000,000 to $6,200,000 (the “Partial Reduction”) and in accordance with the existing terms and conditions of the Security Agreement relating to a partial termination of the Maximum Availability Amount prior to expiration of the Revolving Loan
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Term, the Companies hereby agree, jointly and severally, to pay to Laurus $472,000 (i.e. 4.0% of $11,800,000) by wire transfer in immediately available funds, which amount shall be in addition to all other outstanding Obligations from time to time owing by the Companies to Laurus. Laurus hereby agrees and acknowledges that it has received as of the date hereof the $472,000 payment referenced above as made in connection with the Partial Reduction effected in Section 8(b) above.
     9. Representations and Warranties. Each Company hereby represents and warrants as follows:
          (a) This Agreement, the Security Agreement and all other Documents are and shall continue to be legal, valid and binding obligations of each Company and are enforceable against each Company in accordance with their respective terms.
          (b) Each Company has the corporate or limited liability company power, as applicable, and has been duly authorized by all requisite corporate and company action, as applicable, to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by each Company.
          (c) Each Company’s execution, delivery and performance of this Agreement does not and will not (i) violate any law, rule, regulation or court order to which any Company is subject, (ii) conflict with or result in a breach of any Company’s Articles/Certificate of Incorporation, by-laws, Articles of Formation or Operating Agreement, as applicable, or any agreement or instrument to which any Company is a party or by which it or its properties are bound or (iii) result in the creation or imposition of any lien, security interest or encumbrance on any property of any Company, whether not owned or hereafter acquired, other than liens in favor of Laurus or Agent.
          (d) No Company has any defense, counterclaim or setoff with respect to the Documents.
          (e) The Designated Defaults are the only Events of Default existing under the Security Agreement and the Documents as of the date hereof and no other Events of Default would exist after giving effect to this Agreement.
          (f) The recitals set forth in the Background paragraph above are truthful and accurate and are an operative part of this Agreement.
          (g) Laurus has and will continue to have a valid first priority lien and security interest in all Collateral, and each Company expressly reaffirms all security interests and liens granted to Laurus and/or Agent pursuant to the Documents.
     10. Reaffirmation. Upon the effectiveness of this Agreement, each Company hereby reaffirms all covenants, representations and warranties made in the Documents and acknowledges that all such covenants, representations and warranties shall be deemed to have been remade and are true and correct as of the effective date of this Agreement, except with respect to the Defined Defaults.
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     11. Release. Each Company hereby releases, remises, acquits and forever discharges Laurus and Agent and Laurus’ and Agent’s employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement or the Documents (all of the foregoing hereinafter called the “Released Matters”). Each Company acknowledges that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.
     12. Effect and Construction of Agreement. Except as expressly provided herein, the Documents shall remain in full force and effect in accordance with their respective terms, and this Agreement shall not be construed to:
          (a) impair the validity, perfection or priority of any lien or security interest securing the Obligations;
          (b) waive or impair any rights, powers or remedies of Laurus and/or Agent under, or constitute a waiver of, any provision of the Documents; or
          (c) constitute an agreement by Laurus and/or Agent or require Laurus and/or Agent to extend the term of the Revolving Note or the time for payment of any of the Obligations.
     13. Conflicts. In the event of any express conflict between the terms of this Agreement and any of the Documents, this Agreement shall govern.
     14. Presumptions. Each Company acknowledges that it has consulted with and been advised by its counsel and such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Agreement and has participated in the drafting hereof. Therefore, this Agreement shall be construed without regard to any presumption or rule requiring that it be construed against any one party causing this Agreement or any part hereof to be drafted.
     15. Conditions of Effectiveness. This Agreement shall become effective upon satisfaction of the following conditions precedent: Agent shall have received (i) one original copy of this Agreement executed by each Company.
     16. Entire Agreement. This Agreement sets forth the entire agreement among the parties hereto with respect to the subject matter hereof. No Company has relied on any agreements,
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     17. representations, or warranties of Laurus, except as specifically set forth herein. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each party hereto. Each Company acknowledges that it is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.
     18. Further Assurance. Each Company shall execute such other and further documents and instruments as Laurus and/or Agent may reasonably request to implement the provisions of this Agreement.
     19. Benefit of Agreement. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns as set forth in the Security Agreement and the other Documents. No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, any third-party beneficiary of this Agreement. Laurus’ and Agent’s agreement to forbear from enforcing certain of its remedies does not in any manner limit the Companies’ obligations to comply with, and Laurus’ and Agent’s right to insist upon compliance with, each and every one of the terms of the Security Agreement and the other Documents except as specifically modified herein.
     20. Severability. The provisions of this Agreement are intended to be severable. If any provisions of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.
     21. Governing Law, Jurisdiction, Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against any Company with respect to this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, County of New York, United States of America, and, by execution and delivery of this Agreement, each Company accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Laurus or Agent to bring proceedings against any Company in the courts of any other jurisdiction. Each Company waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by any Company against Laurus and/or Agent involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York.
     22. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, THE
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DOCUMENTS OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, THE DOCUMENTS OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. IN ADDITION, EACH PARTY WAIVES THE RIGHT TO CLAIM OR RECOVER IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY DAMAGES OTHER THAN OR IN ADDITION TO ACTUAL DAMAGES.
     23. Counterparts; Telecopied Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.
     24. Survival. All representations, warranties, covenants, agreements and undertakings of each Company contained herein shall survive the repayment of all outstanding Obligations.
     25. Amendment. No amendment, modification, rescission, waiver or release of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the parties hereto.
     26. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
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     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

PROXYMED, INC.
By:	/s/ Peter E. Fleming, III
	Name:	Peter E. Fleming, III
	Title:	EVP & General Counsel

PROXYMED TRANSACTION SERVICES, INC.
By:	/s/ Peter E. Fleming, III
	Name:	Peter E. Fleming, III
	Title:	EVP & General Counsel

PROXYMED LAB SERVICES LLC By: Proxymed Transaction Services, Inc., its sole member
By:	/s/ Peter E. Fleming, III
	Name:	Peter E. Fleming, III
	Title:	EVP & General Counsel

LV ADMINISTRATIVE SERVICES, INC., as Agent
By:	/s/ Scott Bleustein
	Name:	Scott Bleustein
	Title:	Authorized Signatory

AGREED AND ACKNOWLEDGED: LAURUS MASTER FUND, LTD. By: Laurus Capital Management, LLC, its investment manager
By:	/s/ Scott Bleustein
	Name:	Scott Bleustein
	Title:	Authorized Signatory
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EXHIBIT A
[DESIGNATED DEFAULTS]
The Events of Default that may have arisen solely as a result of the failure of the Companies to, on or prior to November 16, 2007, deliver to Laurus copies of a second asset purchase agreement, duly authorized and executed by each of the parties thereto (the “Second PA”), as required under the terms and conditions set forth in the Overadvance Side Letter, dated as of October 10, 2007 by and among the Companies, certain other former Subsidiaries of the Parent and Laurus.
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EXHIBIT B
APPROVED BUDGET
[Form attached to Term Sheet to be attached]
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